SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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GPS Funds I
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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GPS Funds I
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the GuideMarkSM Opportunistic Equity Fund (the “Fund”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes a recent change involving the investment management of the Fund.  As you know, Genworth Financial Wealth Management, Inc. (“GFWM” or the “Advisor”), as investment advisor to GPS Funds I (the “Trust”), identifies, hires, and monitors leading asset managers to serve as sub-advisors for many of the funds in the Trust.  Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission, issued to the Advisor and the Trust on May 6, 2002, GFWM is permitted to change sub-advisors and sub-advisory agreements without obtaining approval from the fund shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangements.

The Board approved a sub-advisory agreement (the “Original Sub-Advisory Agreement”) between Knightsbridge Asset Management, LLC (“Knightsbridge”) and GFWM at an in-person meeting held on December 6, 2010.  Knightsbridge began its service as a sub-advisor to the Fund on April 1, 2011 under the terms of the Original Sub-Advisory Agreement.  To address a change in the ownership interests of Knightsbridge, the Board approved a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between Knightsbridge and GFWM at an in-person meeting held on September 29, 2011. The New Sub-Advisory Agreement was approved by the Board upon the recommendation of the Advisor, without shareholder approval, as is permitted by the Exemptive Order.  A more detailed description Knightsbridge and its investment operations, and information about the New Sub-Advisory Agreement with Knightsbridge, is included in the Information Statement.

This Notice of Internet Availability of the Information Statement is being mailed on or about December 23, 2011 to shareholders of record of the Fund as of November 30, 2011.  The full Information Statement will be available on the Fund’s website at http://www.genworthwealth.com/informationstatements/ until March 23, 2012.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.  If you would like to receive a paper or email copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GPS Funds I
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California  94523-3967

December 23, 2011

Dear GuideMarkSM Opportunistic Equity Fund Shareholders:

We are pleased to notify you of a recent change involving the investment management of the GuideMarkSM Opportunistic Equity Fund (the “Fund”).

As you know, Genworth Financial Wealth Management, Inc. (“GFWM”), as investment advisor to GPS Funds I (the “Trust”), identifies, hires, and monitors leading asset managers to serve as sub-advisors for many of the funds in the Trust.  Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), GFWM is permitted to change sub-advisors and sub-advisory agreements without obtaining approval from fund shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement.  The attached Information Statement provides information required by the Exemptive Order regarding the execution of a new sub-advisory agreement in connection with a change in ownership of a sub-advisor to the Fund.

Knightsbridge Asset Management, LLC (“Knightsbridge”) is an SEC-registered investment advisor based in Newport Beach, California and has managed a portion of the Fund’s assets since the Fund’s inception on April 1, 2011.  On September 29, 2011, the Board approved a new sub-advisory agreement between GFWM and Knightsbridge, pursuant to which Knightsbridge serves as a sub-advisor to the Fund.  A new sub-advisory agreement was needed because of a change in the ownership interests within Knightsbridge, which resulted in a termination of the sub-advisory agreement that was then in effect between Knightsbridge and GFWM with respect to the Fund.

The new sub-advisory agreement with Knightsbridge is now in effect, and the same portfolio managers have continued to manage Knightsbridge’s allocated portion of the Fund’s portfolio without interruption or reduction in the level of service provided.  A more detailed description of Knightsbridge and its investment operations is included in the attached Information Statement.

I encourage you to read the Information Statement, which contains information about the new sub-advisory agreement with Knightsbridge.

Sincerely,

/s/Carrie E. Hansen
Carrie E. Hansen
President, GPS Funds I

GPS Funds I
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

INFORMATION STATEMENT

INTRODUCTION

Genworth Financial Wealth Management, Inc. (“GFWM” or the “Advisor”) is the investment advisor for each series of GPS Funds I (the “Trust”), including the GuideMarkSM Opportunistic Equity Fund (the “Fund”).  Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), GFWM is permitted to hire, terminate, or replace sub-advisors that are unaffiliated with the Trust or the Advisor and to modify material terms and conditions of sub-advisory agreements relating to the management of the series.  Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as the investment advisor (including sub-advisor) of the mutual fund. The Trust and the Advisor have obtained the Exemptive Order from the SEC, which permits the Trust and the Advisor—subject to certain conditions and approval by the Board of Trustees (the “Board” or the “Trustees”)—to hire and retain unaffiliated sub-advisors and modify sub-advisory arrangements without shareholder approval.  Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor oversees the provision of portfolio management services to the series by the sub-advisors. The Advisor has ultimate responsibility—subject to oversight by the Board—to oversee the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”), authorized GFWM to appoint Knightsbridge Asset Management, LLC (“Knightsbridge”) as the sub-advisor to the Fund and approved a new sub-advisory agreement (the “New Sub-Advisory Agreement”).

The Trust and the Advisor must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of entering into a new sub-advisory agreement, the affected fund will notify its shareholders of the changes.  This Information Statement provides such notice of the changes and offers details regarding the New Sub-Advisory Agreement.

A Notice of Internet Availability of this Information Statement is being mailed on or about December 23, 2011 to shareholders of record of the Fund as of November 30, 2011.  The full Information Statement will be available on the Fund’s website at http://www.genworthwealth.com/informationstatements/ until March 23, 2012.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.  The Fund will pay the costs associated with preparing and distributing this Information Statement to its shareholders.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Advisor

The Advisor, located at 2300 Contra Costa Blvd., Suite 600, Pleasant Hill, California 94523-3967, serves as the investment advisor for the Fund. The Advisor is a subsidiary of Genworth Financial, Inc. (“Genworth”), a publicly traded company located at 6620 West Broad Street, Richmond, Virginia 23230.  The Advisor is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  GFWM provides investment consulting and administrative services to advisors and broker-dealers and, as of November 30, 2011, administered in excess of $19.5 billion in investor assets, including mutual funds, variable annuities, exchange-traded funds, and privately managed accounts.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement, dated October 20, 2006, between the Trust and the Advisor (the “Advisory Agreement”).  The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of each of its funds.  In so doing, the Advisor may hire one or more sub-advisors to carry out the investment program of each fund, subject to the approval of the Board. The Advisor continuously reviews, oversees, and (when appropriate) administers the investment program of each fund.  The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the funds.

Pursuant to the Advisory Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio and, subject to review and approval by the Board, (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends one or more sub-advisor(s) to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among sub-advisors; (iv) monitors and evaluates the performance of each sub-advisor, including the sub-advisor’s compliance with the investment objectives, policies, and restrictions of the Fund; and (v) implements procedures to ensure that each sub-advisor complies with the Fund’s investment objective, policies, and restrictions.

For providing these services to the Fund, the Trust pays the Advisor an advisory fee at the annual rate of 0.80% of the Fund’s assets.  The Trust and the Advisor have entered into a Fee Waiver Agreement, designed to provide the Fund’s shareholders with the economic benefits of economies of scale that may be realized as the Fund’s assets increase.  Under the Fee Waiver Agreement, the Advisor has contractually agreed with the Trust, at least through July 31, 2012:  (1) to waive 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $6 billion and an additional 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $12 billion; and (2) when Trust assets exceed $2.5 billion, to waive portions of its advisory fee to the extent necessary to ensure that the net fee payable by the Fund to the Advisor does not exceed certain stated target maximum amounts, after taking into account negotiated fees paid to sub-advisors. The Fee Waiver Agreement is designed to pass on certain savings in the underlying sub-advisory fee arrangements over time.

In addition, the Advisor has entered into the Expense Limitation Agreement, under which the Advisor has agreed to waive fees and/or assume expenses otherwise payable by the Fund to the extent necessary to ensure that the Fund’s Total Annual Fund Operating Expenses do not exceed 1.10% (net of distribution and/or service (12b-1) fees, administrative service fees, and securities lending expense reductions) through July 31, 2012.  Under the Expense Limitation Agreement, the Advisor is entitled to be reimbursed for fees waived and expenses assumed for a period of three years following such waiver/assumption, to the extent that such reimbursement will not cause the Fund to exceed any applicable expense limitation that was in place for the Fund at the time of the fee waiver/assumption, or at the time that the Advisor is reimbursed. After July 31, 2012, the Advisor may terminate the Expense Limitation Agreement at any time.

The following Trustee and officers of the Trust are also officers and/or employees of the Advisor or its affiliates: Ronald D. Cordes serves as Trustee and Chairperson of the Trust and as Principal of the Advisor; Carrie E. Hansen serves as President of the Trust and as Senior Vice President and Chief Operations Officer of the Advisor; Starr E. Frohlich serves as Vice President and Treasurer of the Trust and as Director of Fund Administration of the Advisor; Deborah Djeu serves as Vice President, Chief Compliance Officer, and AML Compliance Officer of the Trust and is an employee of the Advisor; Chris Villas-Chernak serves as Secretary and Deputy Chief Compliance Officer of the Trust and is an employee of the Advisor; and Robert J. Bannon serves as Vice President and Chief Risk Officer of the Trust and as Senior Vice President and Chief Risk Officer of the Advisor.  The address of these individuals is 2300 Contra Costa Boulevard, Suite 600, Pleasant Hill, California 94523-3967.

Knightsbridge Asset Management, LLC

Knightsbridge is located at 660 Newport Center Drive, Suite 460, Newport Beach, California 92660.  Knightsbridge is registered as an investment advisor under the Advisers Act.

Knightsbridge is independent of the Advisor and discharges its responsibilities subject to the oversight of the Advisor.  Knightsbridge is compensated out of the fees that the Advisor receives from the Fund.  There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the approval of the New Sub-Advisory Agreement.  The fees paid by the Advisor to Knightsbridge depend upon the fee rates negotiated by the Advisor.

The name and principal occupation of the principal executive officer of Knightsbridge are listed below.  The address of the principal executive officer, as it relates to his position with Knightsbridge, is 660 Newport Center Drive, Suite 460, Newport Beach, California 92660.

Name                                                                Positions
John G. Prichard, CFA                                   President and Chief Investment Officer

The New Sub-Advisory Agreement

The New Sub-Advisory Agreement was approved by the Board at an in-person meeting held on September 29, 2011 (the “September 2011 Meeting”), which was called for, among other reasons, the purpose of approving the New Sub-Advisory Agreement.  Following a change in the ownership interests of Knightsbridge, the sub-advisory agreement that was in effect between Knightsbridge and GFWM with respect to the Fund (the “Original Sub-Advisory Agreement”) terminated on August 1, 2011.  The New Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Fund’s Advisory Agreement with the Advisor, except as otherwise provided by applicable law or the Exemptive Order.

The material terms of the New Sub-Advisory Agreement, other than the effective date, are identical to the terms of the Original Sub-Advisory Agreement approved by the Board at an in-person meeting held on December 6, 2010 (the “December 2010 Meeting”).  The New Sub-Advisory Agreement

provides that Knightsbridge, subject to the oversight of the Advisor and the Board, is responsible for managing the investment operations of its allocated portion of the Fund’s portfolio and for making investment decisions and placing orders to purchase and sell securities, all in accordance with the investment objectives and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board.  The New Sub-Advisory Agreement also provides that Knightsbridge is responsible for expenses related to its activities under the agreement, other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.  The New Sub-Advisory Agreement provides for Knightsbridge to be compensated based on the average daily net assets of the Fund that is allocated to Knightsbridge.  Knightsbridge is compensated from the fees that the Advisor receives from the Fund.

The New Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or the Advisor, on not less than 30 days’ written notice to Knightsbridge; or (ii) Knightsbridge, on not less than 60 days’ written notice to the Advisor and the Trust.

The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder, Knightsbridge will not be liable for any loss arising out of any portfolio investment or disposition in connection with its activities as sub-advisor to the Fund.

Board Approval of the New Sub-Advisory Agreement

During the September 2011 Meeting, GFWM recommended that the Board approve the New Sub-Advisory Agreement.  The Advisor’s recommendation to continue the sub-advisory relationship with Knightsbridge  was based on a number of factors, including that (i) the New Sub-Advisory Agreement did not have an effect on the nature, extent, or quality of the services provided by Knightsbridge to the Fund; (ii) the Knightsbridge personnel who have been responsible for managing Knightsbridge’s allocated portion of the Fund continued to serve in their respective capacities; and (iii) Knightsbridge’s historical investment performance with respect to its management of the Fund was satisfactory.

During the September 2011 Meeting, the Board reconsidered several items that it deemed relevant at the December 2010 Meeting, including:  (1) a copy of the proposed form of sub-advisory agreement; (2) Knightsbridge’s responses to GFWM’s due diligence questionnaire; (3) Knightsbridge’s Form ADV; (4) a description of GFWM’s selection and recommendation process with respect to Knightsbridge, and the reasons for such recommendation; (5) information regarding the amount of the proposed sub-advisory fee payable to Knightsbridge; (6) biographical information for the investment professionals at Knightsbridge that would be responsible for the day-to-day management of Knightsbridge’s allocated portion of the Fund’s portfolio; (7) information regarding Knightsbridge’s financial condition; (8) information regarding Knightsbridge’s compliance policies and other internal procedures; and (9) the recommendations of GFWM and the methods and resources GFWM utilized in its efforts to evaluate and engage Knightsbridge as a sub-advisor for the Fund.

Nature, Quality, and Extent of Services and Investment Performance

During the September 2011 Meeting, the Board considered its analysis at the December 2010 Meeting of the nature, quality and extent of the services provided by Knightsbridge to the Fund and the expected impact of the change of ownership on Knightsbridge’s investment process.  The Board also recalled its discussion of the qualifications, experience, and track record of the Knightsbridge portfolio management team who are responsible for day-to-day management of Knightsbridge’s allocated portion the Fund’s portfolio. The Board considered Knightsbridge’s specific investment approach and level of expertise within its particular asset class.

The Board recalled its consideration at the December 2010 meeting of Knightsbridge’s historical performance record with respect to pooled investment products similar to the Fund.  The Board also compared this historical performance to a relevant benchmark and concluded that the historical performance record for Knightsbridge, viewed together with the other factors considered by the Board, supported a decision to approve the New Sub-Advisory Agreement.

Sub-Advisory Fees and Economies Scale

During the September 2011 Meeting, the Board considered its analysis at the December 2010 Meeting of the services rendered by Knightsbridge and the compensation to be paid to Knightsbridge by the Advisor.  The Board considered its review at the December 2010 Meeting of comparisons of the fees to be paid to Knightsbridge by the Advisor with the fees charged by Knightsbridge to its other clients.  The Board also considered any “fall-out” benefits (e.g., the use of soft dollars) that Knightsbridge may receive as a result of its relationship with the Fund.

With regard to the determination of the fees to be paid to Knightsbridge for the period from August 1, 2011 to the date that the New Sub-Advisory Agreement took effect, GFWM requested and analyzed relevant information from Knightsbridge as to the portion of its sub-advisory fees that are equal to its costs.  Based on discussions with Knightsbridge’s senior management, as well as an evaluation of other information provided by Knightsbridge, it was determined that the proposed fees accurately represent Knightsbridge’s costs associated with the services it provided to the Fund during the relevant time period.  The Board also discussed that the proposal to pay the reduced, “at cost” fees to Knightsbridge would not result in an increase in the amount of fees paid to GFWM by the Fund because GFWM will reduce the overall advisory fee paid by the Fund by an amount equal to the reduction in the Knightsbridge fee.  The Board discussed the fee arrangement and acknowledged that Knightsbridge had continued to perform the services required by the Original Sub-Advisory Agreement during the period following the termination of the agreement and that it is appropriate that Knightsbridge receive compensation for such services but at a reduced, “at cost” level.

Based on its discussion and the information provided to it in advance of the September 2011 Meeting, the Board concluded that, in light of the quality and extent of the services to be provided, the fees payable to Knightsbridge are reasonable.

Conclusion

After consideration of the foregoing factors and such other matters as were deemed relevant— including the Board’s deliberations at the December 2010 Meeting—and with no single factor identified as being of paramount importance, the Board (including a majority of the Independent Trustees) with the assistance of independent counsel concluded that the approval of the New Sub-Advisory Agreement was in the best interest of the Fund and approved the New Sub-Advisory Agreement with, and the fee to be paid to, Knightsbridge for the Fund.

GENERAL INFORMATION

Administrative and Accounting Services

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Trust’s administrator.

Principal Distribution Arrangements

Capital Brokerage Corporation, located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230, an affiliate of the Advisor, acts as the distributor (the “Distributor”) the Trust’s shares pursuant to a Distribution Agreement with the Trust.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2011, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of November 30, 2011, the Fund had 16,481,796 outstanding shares and net assets of $142,970,673.  The direct and indirect owners of more than 5% of the outstanding shares of the Fund as of November 30, 2011, are listed below:

Principal Holders and Control Persons of the Fund
Name and Address	Class	Shares	% Ownership	Type of Ownership

Pershing LLC Attn: Mutual Funds PO Box 2052 Jersey City, NJ 07303-2052	Service Shares	6,102,420	43%	Record
TD Ameritrade Inc. FBO its clients PO Box 2226 Omaha, NE 68103	Service Shares	4,638,735	33%	Record
Genworth Financial Trust Company FBO GFWM and its clients 3200 North Central Avenue Phoenix, AZ 85012	Service Shares	2,834,364	20%	Record
U.S. Bank FBO GuidePathSM Tactical UnconstrainedSM Asset Allocation Fund PO Box 1787 Milwaukee, WI 53201-1787	Institutional Shares	1,141,911	47%	Record
U.S. Bank FBO GuidePathSM Tactical ConstrainedSM Asset Allocation Fund PO Box 1787 Milwaukee, WI 53201-1787	Institutional Shares	764,158	31%	Record

U.S. Bank FBO GuidePathSM Strategic Asset Allocation Fund PO Box 1787 Milwaukee, WI 53201-1787	Institutional Shares	544,018	22%	Record

SHAREHOLDER REPORTS

Additional information about the Fund is available in the Trust’s annual and semi-annual reports to shareholders.  In the Trust’s semiannual report, you will find a discussion of the market conditions and strategies that significantly affected the Fund’s performance during its last fiscal year.  The Trust’s most recent semiannual report for the period ended September 30, 2011 has been sent to shareholders.  A copy of the Trust’s most recent shareholder reports  may be obtained, without charge, by writing the Trust, care of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, or by calling (888) 278-5809 (toll-free).